EXHIBIT 3.3


                         IN THE SUPREME COURT OF BERMUDA

                               CIVIL JURISDICTION

                                  2000: No. 314

               IN THE MATTER OF TRADE WIND COMMUNICATIONS LIMITED

           AND IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT, 1981


                            -------------------------
                                      ORDER
                            -------------------------


     UPON THE PETITION of Trade Wind Communications Limited (the "Company") whose registered office is at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda on 30th April, 2001 PREFERRED UNTO THIS COURT;

     AND UPON HEARING counsel for the Company referred to in the Scheme of Arrangement hereinafter mentioned;

     AND UPON READING the said Petition and the Order dated 6th of October, 2001 (whereby the Company was ordered to convene meetings of the holders of Scheme Shares) for the purpose of considering, and if thought fit, approving (with or without modification) the Scheme of Arrangement proposed to be made between the Company and the holders of the Scheme Shares;

     AND UPON READING the Affidavit of Nicholas Rowland Bird dated 17th May 2001 AND THE Exhibits and the Affidavits referred to;

     AND TRADE WIND COMMUNICATIONS LIMITED by its Counsel submitting to be bound by the Scheme of Arrangement hereinafter sanctioned and undertaking to execute and do end procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed and done by it for the purpose of giving effect to the Scheme of Arrangement.

     THIS COURT HEREBY SANCTIONS the Scheme of Arrangement as set forth in the Schedule to the said Petition.

     AND IT IS ORDERED that this Order be produced and that a copy thereof be delivered to the Registrar of Companies.

DATED this 25th day of May, 2001.

                                        /s/ /A Ward
                                        ------------------------------
                                        CHIEF JUSTICE


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                                   "EXHIBIT I"
                             SCHEME, OF ARRANGEMENT

                         IN THE SUPREME COURT OF BERMUDA
                               CIVIL JURISDICTION

               IN THE MATTER OF TRADE WIND COMMUNICATIONS LIMITED

            AND IN THE MATTER OF SECTION 99 OF THE COMPANIES ACT 1981


                      -------------------------------------
                              SCHEME OF ARRANGEMENT
                      -------------------------------------

                                     BETWEEN

                        TRADE WIND COMMUNICATIONS LIMITED

                                       AND

                        THE HOLDERS OF THE SCHEME SHARES
                              (ITS DEFINED HEREIN)

                               ------------------
                                   PRELIMINARY
                               ------------------

(A) In this Scheme of Arrangement, unless inconsistent with the subject or context, the following expressions shall bear the following meanings:

"Consideration Shares"   means the Shares to be issued pursuant to the
                         Scheme to the holders of the Minority Shares based upon an exchange rate of 1.754880714 Share for each of the Minority Shares, rounded down to the nearest whole number of the Company's Shares;

"Court"                  means the Supreme Court of Bermuda;

"Effective Date"         means the date upon which the Final Order is accepted
                         for filing by the Registrar under the BCA giving effect to this Scheme becomes effective in accordance with clause 5 of this Scheme;

"Flexe Bermuda"          means Flexemessaging Acquisition Ltd., a Bermuda
                         exempted company and a wholly-owned subsidiary of Trade Wind;

"Flexe Idaho"            means Flexemessaging.com, Inc., a company incorporated
                         in Idaho and a subsidiary of Trade Wind;

"Latest Practicable      means October 5, 2000 being the latest practicable
Date"                    date prior to printing of the document sent to, inter
                         alia, Shareholders in which this Scheme is contained;

"Majority Shares"        means 8,800,000 shares in the capital of Flexe Idaho
                         held by Trade Wind;

"Minority                Shareholders" means the holders of shares in the
                         capital of Flexe Idaho other than Trade Wind;

"Minority Shares"        means 1,400,000 shares in the capital of Flexe Idaho
                         held by the Minority Shareholders;

"Record Date"            means the date determined by Trade Wind for
                         determining the members entitled to vote at the Scheme
                         Meeting, being October 5, 2000;

"Scheme" Means this scheme of arrangement in its present form or with or subject to any modification or addition or condition which the Court may approve or impose;

"Scheme Shares"          means all the Shares issued and outstanding as of the
                         record date;

"Shareholders"           means a registered holder of Scheme Shares and who are
                         entitled to vote at the court meeting;

"Shares" meets shares of par value $0.01 each in the capital of Trade Wind;

"Trade Wind"             means Trade Wind Communications Limited, a company
                          incorporated in Bermuda; and

"$"                      means U.S. dollars.

(B) Trade Wind was incorporated on 30 October, 1996 in Bermuda under the Companies Act 1981 of Bermuda with an authorised share capital of $12,000 divided into 1,200,000 Shares and as of the Latest Practicable Date had an authorised share capital of $50,000,000 divided into 5,000,000,000 Shares of which 16,042,951 Shares have been issued and are fully paid or credited as fully paid.

(C)  The Shares are listed on the Canadian Venture Exchange.

(D) On the Effective Date Trade Wind will acquire the Minority Shares in Exchange for the issue of the Consideration Shares to the Minority Shareholders. The said acquisition will be based on an exchange rate of
     1.754880714 of fully paid non-assessable share of Trade Wind for each outstanding Flexe Idaho Share, rounded down to the nearest whole number of the Trade Wind's Shares.

(E) This Scheme will be relied upon for the purpose of qualifying for an exemption from the registration requirements of the United States Securities Act of 1933, as amended, with respect to the issuance of Consideration Shares pursuant to Section 3(a)(10) of such Act.

(F) The purpose of the Scheme is for all the Minority Shareholders to become shareholders in Trade Wind and for Flexe Idaho to become a wholly owned subsidiary of Trade Wind.

(G) Immediately after the Effective Date, but separate from the Scheme, Flexe Idaho will be amalgamated with Flexe Bermuda in accordance with the Companies Act 1981 of Bermuda and in accordance with Idaho General Business Corporation Laws, U.S.A. with the amalgamated company continuing as a Bermuda exempted company to be known as Flexemessaging Acquisition Ltd.

(H) Flexe Idaho and Flexe Bermuda have agreed to appear by counsel at the hearing of the petition to sanction the Scheme and to undertake to the Court to be bound thereby and to execute and do and procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed and done by it for the purpose of giving effect to the Scheme.

                                 ---------------
                                     SCHEME
                                 ---------------


                                     PART I
                          Issue of Consideration Shares

1. On the Effective Date the Consideration Shares shall be issued credited as fully paid in consideration for the transfer to Trade Wind of the Minority Shares, subject to the conditions in Part III of this Scheme of Arrangement.

                                     PART II
                         Transfer of the Minority Shares

2. On the Effective Date and in consideration of the transfer of the Consideration Shares to the Minority Shareholders of Flexe Idaho the Minority Shares will be transferred to the Company.

                                    PART III
            Conditions to Effectiveness of the Scheme of Arrangement

3. It shall be a precondition of the Effectiveness of the Scheme of Arrangement that:

          (1)  All relevant Idaho Statutes have been complied with, and;

          (2) All relevant Corporate Resolutions have been finally passed and are no longer the subject of review, and;

          (3)  The minority Shares have been transferred to the Company.

                                     PART IV
                                     General

4. On the Effective Date and following the transfer of the Minority Shares in accordance with paragraph 1 above, Flexe Idaho shall become a wholly owned subsidiary of Trade Wind.

5. This Scheme shall become effective as soon as an office copy of the Order of the Court sanctioning this Scheme under Section 99 of the Companies Act 1981 of Bermuda shall have been registered by the Registrar of Companies in Bermuda.

6. Unless this Scheme shall have become effective as aforesaid on or before December 31, 2000 or such later date as the Court may allow, this Scheme shall lapse.

7. Trade Wind may consent for and on behalf of all concerned to any modification of, or addition to, this Scheme or to any condition which the Court may think fit to approve or impose.

8. This Scheme shall be governed by the laws of Bermuda and the holders of Scheme Shares hereby submit to the jurisdiction of the Supreme Court of Bermuda.

9. All costs, charges and expenses of and incidental this Scheme and the Costs of carrying the same into effect, shall be borne by Trade Wind.

DATED this [  ] day of [        ], 2000


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                                                                 MARKED AS FILED
                                                                    MAY 28, 2001

                         IN THE SUPREME COURT OF BERMUDA
                               CIVIL JURISDICTION

                                 2000 : No. 314


                           IN THE MATTER OF TRADE WIND
                             COMMUNICATIONS LIMITED
                       AND IN THE MATTER OF SECTION 99 OF
                             THE COMPANIES ACT, 1981





                                ----------------
                                      ORDER
                                ----------------

                            [STAMPED GOVERNMENT SEAL]





                             CONYERS DILL & PEARMAN
                         Clarendon House, Church Street
                                Hamilton, Bermuda
                          Attorneys for The Petitioner
                            CAH/mah/308066/d, 629538